Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: August 25, 2021

DEER IX & CO. LTD.

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	General Counsel

DEER IX & CO. L.P.
By:	Deer IX & Co. Ltd, its General Partner

	By:	/s/ Scott Ring
		Name:	Scott Ring
		Title:	General Counsel

BESSEMER VENTURE PARTNERS IX L.P.
BESSEMER VENTURE PARTNERS INSTITUTIONAL IX L.P.
By:	Deer IX & Co. L.P., its General Partner
By:	Deer IX & Co., Ltd., its General Partner

	By:	/s/ Scott Ring
		Name:	Scott Ring
		Title:	General Counsel